As filed with the Securities and Exchange Commission on July 17, 2007
Registration Statement No. 333-____________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Form S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
INSULET CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	9 Oak Park Drive Bedford, Massachusetts 01730 (781) 457-5000 (Address of Principal Executive Offices)	04-3523891 (I.R.S. Employer Identification No.)
Insulet Corporation 2000 Stock Option and Incentive Plan
Insulet Corporation 2007 Stock Option and Incentive Plan
Insulet Corporation 2007 Employee Stock Purchase Plan
(Full Title of the Plan)
Duane DeSisto
President and Chief Executive Officer
Insulet Corporation
9 Oak Park Drive
Bedford, Massachusetts 01730
(781) 457-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With copy to:
Raymond C. Zemlin, Esq.
Daniel P. Adams, Esq.
Goodwin Procter LLP
Exchange Place
Boston, Massachusetts 02109
(617) 570-1000
CALCULATION OF REGISTRATION FEE

Title of Each Class of	Amounts To Be	Proposed Maximum	Proposed Maximum		Amount of
Securities To Be Registered	Registered (1)	Offering Price Per Share	Aggregate Offering Price		Registration Fee
Common Stock, par value $.001 per share	2,685,941 shares (2)	$4.10 (3)	$11,012,358	(3)	$338
Common Stock, par value $.001 per share	535,000 shares (4)	(5)	$7,875,088	(5)	$242
Common Stock, par value $.001 per share	380,000 shares (6)	$14.86 (7)	$5,646,800	(7)	$173
Plan Interests (8)	N/A	N/A	N/A		N/A
Total Fee					$753

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover such indeterminate number of additional shares of Common Stock, par value $.001 per share, of Insulet Corporation (“Common Stock”) as may be required pursuant to the Insulet Corporation 2000 Stock Option and Incentive Plan (the “2000 Plan”), the Insulet Corporation 2007 Stock Option and Incentive Plan (the “2007 Plan”) and the Insulet Corporation 2007 Employee Stock Purchase Plan (the “ESPP”) in the event of a stock dividend, reverse stock split, split-up, recapitalization, forfeiture of stock under such plans or other similar event.

(2)	Represents 2,685,941 shares of Common Stock that may be issued upon the exercise of options granted under the 2000 Plan.

(3)	This estimate is made pursuant to Rule 457(h) under the Securities Act, solely for the purposes of determining the amount of the registration fee. The price per share and aggregate offering price are based upon $14.86 which is the weighted average exercise price of the options granted under the 2000 Plan.

(4)	Represents 535,000 shares of Common Stock initially available for issuance under the 2007 Plan.

(5)	This estimate is made pursuant to Rule 457(h) under the Securities Act, solely for the purposes of determining the amount of the registration fee. For 101,368 shares of Common Stock that may be issued upon the exercise of options granted under the 2007 Plan, the price per share and aggregate offering price are based upon $14.12 which is the weighted average exercise price of the options granted under the 2007 Plan. For the remaining 433,632 shares of Common Stock available for issuance under the 2007 Plan, the price per share and aggregate offering price are based upon $14.86 which is the average of the high and low sale prices of the Common Stock reported on the Nasdaq Global Market on July 13, 2007.

(6)	Represents 380,000 shares of Common Stock initially available for issuance under the ESPP.

(7)	This estimate is made pursuant to Rule 457(h) under the Securities Act, solely for the purposes of determining the amount of the registration fee. The price per share and aggregate offering price are based upon the average of the high and low sale prices of the Common Stock reported on the Nasdaq Global Market on July 13, 2007.

(8)	In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the ESPP. In accordance with Rule 457(h)(2), no separate fee calculation is made for plan interests.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1.     Plan Information*
Item 2.     Registrant Information and Employee Plan Annual Information*
*     Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the “Securities Act”) and the Introductory Note to Part I of Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.     Incorporation of Certain Documents by Reference
     Incorporated by reference in this Registration Statement are the documents listed below, which have previously been filed by Insulet Corporation (the “Registrant”) with the Securities and Exchange Commission (the “Commission”):
(a)	the Registrant’s Quarterly Report on Form 10-Q filed on June 28, 2007;

(b)	the Registrant’s Prospectus dated May 14, 2007 as filed with the Commission on May 15, 2007 pursuant to Rule 424(b) under the Securities Act relating to the Registration Statements on Form S-1, as amended (File No. 333-140694 and File No. 333-142952); and

(c)	the description of the Registrant’s Common Stock contained in the Registration Statement on Form 8-A (No. 001-33462) dated May 11, 2007 as filed with the Commission on May 11, 2007 pursuant to Section 12(g) of the Securities Exchange Act of 1934 and any amendments or reports filed for the purpose of updating such description.
     In addition, all documents subsequently filed by the Registrant with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.
     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4.     Description of Securities
     Not Applicable.
Item 5.     Interests of Named Experts and Counsel
     Goodwin Procter LLP, Boston, Massachusetts, will pass upon the validity of the shares of Common Stock of the Registrant offered by this Registration Statement.

Item 6.      Indemnification of Directors and Officers
     Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
     As permitted by the Delaware General Corporation Law, our Eighth Amended and Restated Certificate of Incorporation, or certificate of incorporation, includes a provision that eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) under section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchases) or (4) for any transaction from which the director derived an improper personal benefit.
     As permitted by Delaware General Corporation Law, our Amended and Restated By-laws, or by-laws, provide that (1) we are required to indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions, (2) we may indemnify other employees as set forth in the Delaware General Corporation Law, (3) we are required to advance expenses, as incurred, to our directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions and (4) the rights conferred in our by-laws are not exclusive.
     We have entered into indemnification agreements with each of our directors to give such directors additional contractual assurances regarding the scope of the indemnification set forth in our certificate of incorporation and to provide additional procedural protections. We also intend to enter into indemnification agreements with any new directors in the future. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees with respect to which we may have indemnification obligations.
     The indemnification provisions in our certificate of incorporation, by-laws and the indemnification agreements entered into between us and each of our directors and executive officers may be sufficiently broad to permit indemnification of our directors and executive officers for liabilities arising under the Securities Act of 1933, as amended.
     We have obtained liability insurance for our officers and directors.
Item 7.     Exemption from Registration Claimed
     Not Applicable.
Item 8.     Exhibits
     The exhibits listed below represent a complete list of exhibits filed or incorporated by reference as part of this Registration Statement.

*	3.1	Eighth Amended and Restated Certificate of Incorporation of Insulet Corporation

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*	3.2	Amended and Restated By-laws of Insulet Corporation

	4.1	Specimen certificate for shares of common stock (filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (No. 333-140694) and incorporated herein by reference)

*	5.1	Opinion of Goodwin Procter LLP as to the legality of the securities

*	23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1 hereto)

*	23.2	Consent of Ernst & Young LLP

*	24.1	Power of Attorney (included in signature page)

*	Filed herewith
Item 9.      Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this Item 9 do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bedford, Commonwealth of Massachusetts, on this 17th day of July, 2007.

INSULET CORPORATION
By:	/s/ Duane DeSisto
Duane DeSisto
President and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Duane DeSisto and Carsten Boess, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this Registration Statement as such attorneys-in-fact and agents so acting deem appropriate, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done with respect to the offering of securities contemplated by this Registration Statement, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Duane DeSisto Duane DeSisto	President and Chief Executive Officer and Director (Principal Executive Officer)	July 17, 2007

/s/ Carsten Boess Carsten Boess	Chief Financial Officer (Principal Financial and Accounting Officer)	July 17, 2007

/s/ Alison de Bord Alison de Bord	Director	July 17, 2007

/s/ Gary Eichhorn Gary Eichhorn	Director	July 17, 2007

/s/ Ross Jaffe, M.D. Ross Jaffe, M.D.	Director	July 17, 2007

/s/ Charles Liamos Charles Liamos	Director	July 17, 2007

/s/ Gordie Nye Gordie Nye	Director	July 17, 2007

/s/ Jonathan Silverstein Jonathan Silverstein	Director	July 17, 2007

/s/ Steven Sobieski Steven Sobieski	Director	July 17, 2007

     Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bedford, Commonwealth of Massachusetts, on July 17, 2007.

INSULET CORPORATION 2007 EMPLOYEE STOCK PURCHASE PLAN
By:	/s/ Gary Eichhorn
Gary Eichhorn
Member of the Compensation Committee

By:	/s/ Ross Jaffe
Ross Jaffe, M.D.
Member of the Compensation Committee

By:	/s/ Jonathan Silverstein
Jonathan Silverstein
Member of the Compensation Committee

EXHIBIT INDEX

Exhibit Number	Description

*3.1	Eighth Amended and Restated Certificate of Incorporation of Insulet Corporation

*3.2	Amended and Restated By-laws of Insulet Corporation

4.1	Specimen certificate for shares of common stock (filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (No. 333-140694) and incorporated herein by reference)

*5.1	Opinion of Goodwin Procter LLP as to the legality of the securities

*23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1 hereto)

*23.2	Consent of Ernst & Young LLP

*24.1	Power of Attorney (included in signature page)

*	Filed herewith